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                                                                 Exhibit H(8)(d)

               FOURTH AMENDMENT TO INVESTMENT ACCOUNTING AGREEMENT

     THIS FOURTH AMENDMENT TO INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of May 1, 2007 by and among ULTRA SERIES FUND ("Client"), a Massachusetts Business Trust, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

     WHEREAS, Client and State Street are parties to that certain Investment Accounting Agreement dated as of October 28, 2000, and amended as of March 29, 2001; November 5, 2004 and June 30, 2006 (the "Agreement"); and

     WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

     NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Schedule A shall be replaced in its entirety by the Schedule A dated May 1, 2007 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST COMPANY     ULTRA SERIES FUND


By: /s/ MARK NICHOLSON                  By: /s/ Mary Hoffmann
    ---------------------------------       ------------------------------------
Name, Title: MARK NICHOLSON,            Name, Title: Mary Hoffmann
      VICE PRESIDENT                                 VP, Treasurer

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                                   SCHEDULE A
                           (AS AMENDED ON MAY 1, 2007)

Ultra Series Funds:

Money Market Fund
Bond Fund
Balanced Fund
Large Cap Value Fund
Large Cap Growth Fund
International Stock Fund
High Income Fund
Mid Cap Growth Fund
Mid Cap Value Fund
Global Securities Fund
Conservative Allocation Fund
Moderate Allocation Fund
Aggressive Allocation Fund
Small Cap Growth Fund
Small Cap Value Fund